EX-33.2
(logo) CENLAR FSB
CENTRAL LOAN ADMINISTRATION & REPORTING

Management Assessment

The Board of Directors
Cenlar FSB:

Management of Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122
(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2008. This criteria is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criteria. With respect to servicing criteria 1122 (d)(4)(xi) and 1122 (d)(2)(vi), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria. Exhibit A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2008. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2008 the Company has complied, in all material respects with the servicing criteria, except for the servicing criteria 1122 (d)(1)(iii) Backup Servicer, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2008.

/s/ Gregory S. Tornquist
Gregory S. Tornquist
President & Chief Executive Officer

/s/ Stephen W. Gozdan
Stephen  W. Gozdan
Chief Financial Officer

/s/ Jeanne M. Bader
Jeanne M. Bader
Director of Loan Administration

March 2, 2009

425 Phillips Boulevard * PO Box 77400 * Ewing, NJ 08628 * 609-883-3900 *
www.cenlar.com


(page)


Exhibit A
Securities Covered in Cenlar FSB's REG AB Attestation: Well Fargo Bank, N.A.


Investor        Issuer                           Security                 * Period
                                                                            Subserviced by
                                                                            Cenlar FSB
A54     New York Mortgage Company               NYMC 06-1               1/1 to 12/31/08
F98     UBS Real Estate Securities, Inc         MABS 06-AB1             1/1 to 12/31/08
H96     UBS Real Estate Securities, Inc         MASTR 06-OA1            1/1 to 12/31/08
D96     UBS Real Estate Securities, Inc         MARM 06-OA2             1/1 to 12/31/08
H83     UBS Real Estate Securities, Inc         MARM 07-1               1/1 to 12/31/08
J83     UBS Real Estate Securities, Inc         MALT 07-1               1/1 to 12/31/08
R83     UBS Real Estate Securities, Inc         MARM 07-3               1/1 to 12/31/08
T83     UBS Real Estate Securities, Inc         MAST 07-1               1/1 to 12/31/08
U83     UBS Real Estate Securities, Inc         MALT 07-HF1             1/1 to 12/31/08
A83     UBS Real Estate Securities, Inc         SMT 2007-1              1/1 to 12/31/08
G52     Opteum Financial Services, LLC          OMAC 06-1               1/1 to 12/31/08
H52     Opteum Financial Services, LLC          OMAC 06-2               1/1 to 12/31/08
J52     Opteum Financial Services, LLC          BAFC 2006-H             1/1 to 12/31/08
K52     Opteum Financial Services, LLC          CMLTI 06-FX1            1/1 to 12/31/08
P52     Opteum Financial Services, LLC          CMLTI 07-OPX1           1/1 to 12/31/08
S43     Thornburg Mortgage Home                 TMST 2006-1             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2006-2             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2006-3             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2006-4             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2006-5             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2006-6             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 Zuni Mtg.               1/1 to 12/31/08
        Loans, Inc                              Loan Trust
                                                2006-OA1
S43     Thornburg Mortgage Home                 TMST 2007-1             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home                 TMST 2007-2             1/1 to 12/31/08
        Loans, Inc
S43     Thornburg Mortgage Home Loans           TMST 2007-3             1/1 to 12/31/08
S43     Thornburg Mortgage Home Loans           TMST 2007-4             1/1 to 12/31/08
S43     Thornburg Mortgage Home Loans           TMST 2007-5             1/1 to 12/31/08
M43     Thornburg Mortgage Home Loans Inc.      TMST 2008-1             03/01/08-
                                                                        12/31/08
                                                                        New Security
J60     Lydian Bank                             GSR 2006 AR1            1/1 to 12/31/08
J60     Lydian Bank                             GSR 2006 AR2            1/1 to 12/31/08
S06/T06 Morgan Stanley Credit Corp.             Sequoia                 1/1 to 12/31/08
                                                Mortgage Trust
                                                2007-2
S06/T06 Morgan Stanley Credit Corp.             Sequoia                 1/1 to 12/31/08
                                                Mortgage Trust
                                                2007-3
S06/T06 Morgan Stanley Credit Corp.             Sequoia                 1/1 to 12/31/08
                                                Mortgage Trust
                                                2007-4
N06     Morgan Stanley Credit Corp.             MSM 2007-15AR           1/1 to 12/31/08

